Exhibit 99.5

8 September 2023

WF Holding Limited

Lot 3893, Jalan 4D,

Kg. Baru Subang,

Seksyen U6,

40150 Shah Alam,

Selangor,

Malaysia.

Re: Consent of Protégé Associates Sdn Bhd

Ladies and Gentlemen,

Reference is made to the registration statement on the Form F-1 (the “Registration Statement”) filed by WF Holding Limited (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the use of and references to our name and the inclusion of information, data and statements from our research reports and amendments thereto, including, without limitation, the industry report titled “Strategic Analysis of the Fiber Reinforced Plastics Industry in Malaysia” (the “Report”), and any subsequent amendments to the Reports, as well as the citation of our independent industry reports and amendments thereto, (i) in the Registration Statement and any amendments thereto, including, but not limited to, under the “Prospectus Summary”, “Industry” and “Business” sections; (ii) in any written correspondence with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K and other SEC filings (collectively, the “SEC Filings”), (iv) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates, (v) in institutional and retail roadshows and other activities in connection with the Proposed IPO, and (vi) in other publicity and marketing materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings by the Company for the use of our data and information cited for the above-mentioned purposes.

Yours faithfully
For and on behalf of
Protégé Associates Sdn Bhd

Name: Seow Cheow Seng
Title: Managing Director